Russell C. Weigel, III, P.A.

          ATTORNEYS AT LAW

5775 BLUE LAGOON DRIVE

SUITE 100

MIAMI, FLORIDA 33126

July 20, 2010

Mr. Gunther Than, President

View Systems, Inc.

1550 Caton Center Drive, Suite E

Baltimore, MD 21227

Re:           View Systems, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for View Systems, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of a total of 100,000,000 shares of Common Stock, par value $0.001 per share (the “Shares”), of the Company issuable in connection with the View Systems, Inc. 2010 Equity Incentive Plan and the View Systems, Inc. 2010 Service Provider Stock Compensation Plan (the “Plans”).  In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended and restated through the date hereof, the By-laws of the Company, as amended through the date hereof, the Plans, and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the respective Plans, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Nevada.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

RUSSELL C. WEIGEL, III, P.A.

By:      /s/ Russell C. Weigell III

Russell C. Weigel, III

For the Firm